CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No.43 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 26, 2008, relating to the financial statements and financial highlights of BlackRock Bond Fund, Inc., including BlackRock Total Return Fund and BlackRock High Income Fund, appearing in the respective Annual Reports on Form N-CSR for the year ended September 30, 2008 and of our report dated on November 26, 2008 relating to the financial statements and financial highlights of Master Total Return Portfolio of Master Bond LLC appearing in the Annual Report on Form N-CSR of BlackRock Total Return Fund for the year ended September 30, 2008. We also consent to the references to us under the heading “Financial Highlights” in each of the Prospectuses and under the heading “Financial Statements” in the Statement of Additional Information, all of which are part of such Registration Statement.
/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 28, 2009